CONSENT OF INDEPENDENT ACCOUNTANTS




     To the Board of Trustees of
       Neuberger & Berman Equity Trust and Equity Managers Trust


     We consent to the incorporation by reference in Part B. Statement of Additional Information in Post-Effective amendment No. 8 to the Registration Statement on Form N-1A of Neuberger & Berman Manhattan Trust, and Neuberger & Berman NYCDC Socially Responsive Trust of our reports dated October 6, 1995, on our audits of the financial statements and financial highlights of the Neuberger & Berman Manhattan Trust and Portfolio and Neuberger & Berman NYCDC Socially Responsive Trust and Portfolio which reports are included in the Annual Reports to Shareholders for the fiscal year ended August 31, 1995, which is incorporated by reference in Part B of the Registration Statement.

     We also consent to the reference to our Firm which respect to the Neuberger & Berman Manhattan Trust and Portfolio and Neuberger & Berman NYCDC Socially Responsive Trust and Portfolio under the captions "Independent Auditors/Accountants" and "Financial Statements" in Part B of the Registration Statement.


                                       /s/ Coopers & Lybrand L.L.P.
                                       COOPERS & LYBRAND L.L.P.


     Boston, Massachusetts
     December 15, 1995